EXHIBIT 99.1


                                                  CONTACTS:  Mary K. Talbot
                                                             (401) 245-8819


SLADE'S FERRY BANCORP REPORTS INCREASED EARNINGS AND RESTATEMENT OF PRIOR YEARS' RESULTS


SOMERSET, Mass. (July 19, 2005) -- Slade's Ferry Bancorp (the "Company"), (NASDAQ Small Cap: SFBC) parent company of Slade's Ferry Trust Company (the "Bank"), announced that its net income for the quarter ended June 30, 2005 was $848,000, or $0.21 per share (diluted), an increase of 35.7% over net income for the quarter ended June 30, 2004, which totaled $625,000 or $0.15 per share (diluted). For the six months ended June 30, 2005, net income was $1.9 million or $0.47 per share (diluted), an increase of 61.0% over net income for the six months ended June 30, 2004, which totaled $1.2 million or $0.30 per share (diluted).

The primary reason for the increase in earnings is the Bank's successful deployment of the deposit growth realized in 2004 and early 2005 into loans and investments. The Bank initiated its deposit growth measures in early 2004. The deposit growth, as well as an increase in the level of Federal Home Loan Bank advances, has generated an increase in average earning assets, from $458.7 million for the six months ended June 30, 2004 to $523.3 million for the six months ended June 30, 2005. Because of this growth, net interest and dividend income increased from $3.8 million for the quarter ended June 30, 2004, to $4.4 million for the quarter ended June 30, 2005, an increase of 17.9%. For the six months ended June 30, 2005, net interest income was $8.9 million, compared to $7.5 million for the six months ended June 30, 2004, an increase of 18.3%. The net interest margin increased from 3.31% for the six months ended June 30, 2004 to 3.42% for the six months ended June 30, 2005. For the three months ended June 30, 2005 the net interest margin was 3.33%, which was an increase from the three months ended June 30, 2004, which was 3.17%.

Also contributing to the increase in earnings was a reduced provision for loan losses totaling $15,000 in the second quarter of 2005, compared to $130,000 in the second quarter of 2004. For the six months ended June 30, 2005, the provision for loan losses totaled $65,000, compared to $376,000 for the six months ended June 30, 2004. Due to changes in the composition of the loan portfolio, stronger underwriting guidelines, and the sale of loans previously deemed non-performing, the overall credit risk profile of the loan portfolio has improved, allowing a lesser provision for loan losses in 2005.

Non-interest income decreased from $600,000 for the quarter ended June 30, 2004 to $539,000 for the quarter ended June 30, 2005. Non-interest income decreased from $1.2 million for the six months ended June 30 2004, to $1.1 million for the six months ended June 30, 2005. The decrease is primarily the result of shifting customer preferences toward "free" checking products and associated services.

Total operating expenses increased from $3.2 million for the quarter ended June 30, 2004 to $3.6 million for the quarter ended June 30, 2005, an increase of 12.5%. For the six months ended June 30, 2005, operating expenses totaled $6.9 million, compared to $6.4 million for the six months ended June 30, 2004, an increase of 7.8%. The increase is attributable to increased marketing costs, costs related to the automation of branches, and increased professional fees related to both the restatement discussed below, and the Company's implementation of the provisions of the Sarbanes-Oxley Act of 2002.

"We're pleased that our employees' collective efforts are paying off for Slade's Ferry Bank shareholders'," said President and CEO Mary Lynn D. Lenz. "We laid out ambitious earnings goals in our strategic plan and have met each milestone. Moving forward, Slade's Ferry Bank will continue to seek operational efficiencies, create products that anticipate customer needs, and motivate our sales force while helping to improve the community in which we live and work."

Total assets increased from $549.4 million at December 31, 2004 to $577.8 million at June 30, 2005. Total net loans increased from $362.3 million to $391.3 million, while total deposits increased from $399.9 million to $406.6 million during the same period. Total stockholders' equity at June 30, 2005 was $47.9 million versus $46.6 million at December 31, 2004, an increase of 2.9%. Both the Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The Company also announced that certain of the Company's financial statements would be restated due to the discovery of financial reporting errors relating to its defined benefit pension plan that affects its previously filed financial statements.

The reporting errors involve the overstatement of the Company's prepaid benefit cost and the understatement of the Company's defined benefit pension plan expense since the fiscal year ended December 31, 1996 due to
(1) the failure to use settlement accounting for significant lump sum distributions, as required by FASB Statement No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits, and (2) the understatement of the Company's projected benefit obligation prior to 2003.

The cumulative effect of the error on the Company's retained earnings at March 31, 2005 was determined to be a reduction of $399,000, or 2.3%, as reported on Form 8-K filed today with the Securities and Exchange Commission. The Company expects to file an amended Form 10-K for the year ended December 31, 2004, and amended Form 10-Q for the quarter and nine months ended September 30, 2004 and for the quarter ended March 31, 2005, along with its Form 10-Q for the quarter ended June 30, 2005, on or about August 14, 2005.

Included in the 2005 expenses are legal, accounting, actuarial and consulting expenses totaling $66,000 associated with the upcoming restatement of earnings.

"Our board and management team are wholly committed to ensuring that this error is corrected so that present (and future) shareholders can have an accurate picture of the robust financial health of this institution," added Lenz.

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. With more than $575 million in assets and nine retail branches in Southeastern Massachusetts, Slade's Ferry is a trusted community partner. Traded on the NASDAQ Small Cap Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesferry.com and in seven Massachusetts communities - Assonet, Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.


                                    # # #


This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income and (5) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the forward-looking statements are made.

                            SLADE'S FERRY BANCORP
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)
                                    AS OF


                                                     JUNE 30,       DECEMBER 31,
ASSETS:                                                2005             2004
--------------------------------------------------------------------------------

Cash and deposits with other banks                 $ 20,585,021     $ 16,394,024
Federal funds sold                                    5,100,000       13,800,000
Federal Home Loan Bank overnight deposit                      -        5,000,000
--------------------------------------------------------------------------------
    Cash and Cash Equivalents                        25,685,021       35,194,024
Interest bearing time deposits with other banks         100,000          100,000
Securities held to maturity                          33,403,677       37,773,227
Securities available for sale                        95,333,527       83,882,432
Federal Home Loan Bank stock                          5,904,900        4,649,700
Loans, net                                          391,302,619      362,264,873
Premises & equipment                                  6,163,959        5,527,362
Accrued interest receivable                           2,182,698        1,969,151
Goodwill                                              2,173,368        2,173,368
Cash surrender value of life insurance               11,673,810       11,548,320
Other assets                                          3,872,221        4,315,881
--------------------------------------------------------------------------------
TOTAL ASSETS                                       $577,795,800     $549,398,338
================================================================================

LIABILITIES & STOCKHOLDERS' EQUITY:
Deposits                                           $406,637,901     $399,904,731
Advances from Federal Home Loan Bank                110,077,618       90,286,416
Subordinated debentures                              10,310,000       10,310,000
Other liabilities                                     2,808,116        2,296,213
--------------------------------------------------------------------------------
    Total Liabilities                               529,833,635      502,797,360
Stockholders' equity:
Common stock                                             41,153           40,684
Paid in capital                                      30,703,397       29,976,062
Retained earnings                                    17,668,501       16,459,244
Accum. other comprehensive loss (income)               (450,886)         124,988
--------------------------------------------------------------------------------
    Total Stockholders' Equity                       47,962,165       46,600,978
--------------------------------------------------------------------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $577,795,800     $549,398,338
================================================================================

                      CONSOLIDATED STATEMENTS OF INCOME
                                 (UNAUDITED)
                           6 MONTHS ENDED JUNE 30,


                                                2005           2004
                                            --------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                  $10,993,433    $ 9,867,034
Interest and dividends on investments         2,604,476      1,207,525
Other interest                                  167,871        162,535
                                            --------------------------

      Total interest and dividend income     13,765,779     11,237,094
                                            --------------------------

INTEREST EXPENSE:
Interest on deposits                          2,616,404      2,447,061
Interest on other borrowed funds              1,984,781      1,173,137
Interest on subordinated debentures             290,731        117,923
                                            --------------------------

      Total interest expense                  4,891,916      3,738,121
                                            --------------------------

  Net interest and dividend income            8,873,863      7,498,973

Provision for loan losses                        65,000        376,215
                                            --------------------------

  Net interest and dividend income after
   provision for loan losses                  8,808,863      7,122,758
                                            --------------------------

OTHER INCOME:
Service charges on deposit accounts             190,648        271,834
Overdraft service charges                       229,164        254,787
Gain of sale of assets                           51,134              -
Security gains, net                              17,223         39,304
Other income                                    620,605        597,491
                                            --------------------------

      Total other income                      1,108,775      1,163,416
                                            --------------------------

OTHER EXPENSE:
Salaries and employee benefits                4,095,038      4,082,131
Occupancy expense                               450,759        420,192
Equipment expense                               357,680        279,697
Other expenses                                2,033,073      1,650,735
                                            --------------------------

      Total other expense                     6,936,549      6,432,755
                                            --------------------------

Income before income taxes                    2,981,089      1,853,419
Income taxes                                  1,033,334        643,071
                                            --------------------------
      Net income                            $ 1,947,755    $ 1,210,348
                                            ==========================

Basic earnings per share                    $      0.48    $      0.30
                                            ==========================

Diluted earnings per share                  $      0.47    $      0.30
                                            ==========================

                      CONSOLIDATED STATEMENTS OF INCOME
                                 (UNAUDITED)
                          3 MONTHS ENDING JUNE 30,


                                               2005          2004
                                            ------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                  $5,727,494    $4,974,859
Interest and dividends on investments        1,283,249       678,029
Other interest                                  98,148       103,821
                                            ------------------------

      Total interest and dividend income     7,108,891     5,756,709
                                            ------------------------

INTEREST EXPENSE:
Interest on deposits                         1,457,645     1,324,772
Interest on other borrowed funds             1,073,839       578,266
Interest on subordinated debentures            154,494       101,673
                                            ------------------------
      Total interest expense                 2,685,977     2,004,711
                                            ------------------------

  Net interest and dividend income           4,422,914     3,751,998

Provision for loan losses                       15,000       130,000
                                            ------------------------

  Net interest and dividend income after
   provision for loan losses                 4,407,914     3,621,998
                                            ------------------------

OTHER INCOME:
Service charges on deposit accounts             92,751       126,337
Overdraft fees                                 119,287       131,447
Gain on sale of assets                          10,749             -
Security gains, net                             15,429         4,422
Other income                                   301,200       337,552
                                            ------------------------

      Total other income                       539,416       599,758
                                            ------------------------

OTHER EXPENSE:
Salaries and employee benefits               2,119,871     2,011,514
Occupancy expense                              211,380       188,827
Equipment expense                              187,296       132,619
Other expenses                               1,102,531       886,563
                                            ------------------------

      Total other expense                    3,621,079     3,219,523
                                            ------------------------

Income before income taxes                   1,326,251     1,002,233
Income taxes                                   478,125       377,184
                                            ------------------------

      Net income                               848,126       625,049
                                            ========================

Basic earnings per share                    $     0.21    $     0.15
                                            ========================

Diluted earnings per share                  $     0.21    $     0.15
                                            ========================